As filed with the Securities and Exchange Commission on July 30, 2003

Registration No. 333- _____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Allied Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	58-0360550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 Clairemont Avenue
Suite 200
Decatur, Georgia	30030
(Address of principal executive offices)	(Zip Code)

Allied Holdings, Inc.

Amended and Restated 1999 Employee Stock Purchase Plan
(Full title of the plan)

Thomas M. Duffy, Esq.
Senior Vice President, Secretary and General Counsel
Allied Holdings, Inc.
160 Clairemont Avenue, Suite 200
Decatur, Georgia 30030
(404) 370-1100
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
Title of each class of	Amount to be	offering price per	maximum aggregate	Amount of
securities to be registered	registered(1)(2)	share(3)	offering price(3)	registration fee

Common Stock, no par value per share	350,000 shares	$3.38	$1,183,000	$96.00

(1)	Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 350,000 shares of Common Stock in addition to shares previously registered under Registration Statement No. 333-62440 and Registration Statement No. 33-72053.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Allied Holdings, Inc. Amended and Restated 1999 Employee Stock Purchase Plan.

(3)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act, on the basis of the average of the high and low sales prices of $3.36 and $3.40 per share for the Common Stock as reported on the American Stock Exchange on July 24, 2003.

As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under Registration Statement No. 333-62440 and Registration No. 333-72053.

Part II — Information Required in the Registration Statement

     This Registration Statement on Form S-8 is being filed to register 350,000 additional shares of common stock, no par value per share (the “Common Stock”), of Allied Holdings, Inc. which have been reserved for issuance under the Allied Holdings, Inc. Amended and Restated 1999 Employee Stock Purchase Plan (the “Plan”). A total of 700,000 shares of the Common Stock reserved under the Plan have previously been registered on two Registration Statements on Form S-8 (Registration No. 333-62440, filed on June 6, 2001 and Registration No. 333-72053, filed on February 9, 1999) (the “Original Form S-8s”). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Original Form S-8s are hereby incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.

ITEM 8. Exhibits.

Exhibit
Number

5	Opinion of Thomas M. Duffy, Esq.
23(a)	Consent of KPMG LLP.
23(b)	Notice regarding consent of Arthur Andersen LLP, Independent Public Accountants.
23(c)	Consent of Thomas M. Duffy, Esq. (contained in opinion filed in Exhibit 5).
24	Power of Attorney (included in signature page of this registration statement).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on this 28th day of July, 2003.

Allied Holdings, Inc.

By:	/s/ Hugh E. Sawyer

Hugh E. Sawyer
President and Chief Executive Officer

By:	/s/ Daniel H. Popky

Daniel H. Popky
Senior Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Duffy, Daniel H. Popky and Hugh E. Sawyer, and each of them (with full power in each to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this amendment to this registration statement has been signed by the following persons in the capacities indicated below on this 28th day of July, 2003.

Signature	Title

/s/ Robert J. Rutland Robert J. Rutland	Chairman and Director

/s/ Guy W. Rutland, III Guy W. Rutland, III	Chairman Emeritus and Director

/s/ Hugh E. Sawyer Hugh E. Sawyer	President, Chief Executive Officer and Director

/s/ Guy W. Rutland, IV Guy W. Rutland, IV	Director

Signature	Title

/s/ David G. Bannister David G. Bannister	Director

/s/ Robert R. Woodson Robert R. Woodson	Director

/s/ William P. Benton William P. Benton	Director

/s/ Berner F. Wilson, Jr. Berner F. Wilson, Jr.	Director

/s/ Thomas E. Boland Thomas E. Boland	Director

/s/ J. Leland Strange J. Leland Strange	Director

EXHIBIT INDEX

Exhibit
Number

5	Opinion of Thomas M. Duffy, Esq.
23(a)	Consent of KPMG LLP.
23(b)	Notice regarding consent of Arthur Andersen LLP, Independent Public Accountants.
23(c)	Consent of Thomas M. Duffy, Esq. (contained in opinion filed in Exhibit 5).
24	Power of Attorney (included in signature page of this registration statement).

II-5